Exhibit 99.2

MERCK & CO., INC.

CONSOLIDATED STATEMENT OF INCOME - GAAP
(AMOUNTS IN MILLIONS, EXCEPT PER SHARE FIGURES)
(UNAUDITED)
Table 1a

	2014					2013					% Change
	1Q	2Q	3Q	4Q	Dec YTD	1Q	2Q	3Q	4Q	Dec YTD	4Q	Dec YTD

Sales	$10,264	$10,934	$10,557	$10,482	$42,237	$10,671	$11,010	$11,032	$11,319	$44,033	-7%	-4%

Costs, Expenses and Other
Materials and production	3,903	4,893	4,223	3,749	16,768	3,959	4,284	4,104	4,607	16,954	-19%	-1%
Marketing and administrative	2,734	2,973	2,975	2,924	11,606	2,987	3,140	2,803	2,982	11,911	-2%	-3%
Research and development	1,574	1,664	1,659	2,283	7,180	1,907	2,101	1,660	1,836	7,503	24%	-4%
Restructuring costs	125	163	376	349	1,013	119	155	870	565	1,709	-38%	-41%
Equity income from affiliates	(124)	(92)	(24)	(16)	(257)	(133)	(116)	(102)	(53)	(404)	-70%	-36%
Other (income) expense, net	(39)	(558)	(142)	(10,618)	(11,356)	282	201	172	157	815	*	*
Income Before Taxes	2,091	1,891	1,490	11,811	17,283	1,550	1,245	1,525	1,225	5,545	*	*
Income Tax Provision (Benefit)	360	(142)	648	4,484	5,349	(66)	310	375	410	1,028
Net Income	1,731	2,033	842	7,327	11,934	1,616	935	1,150	815	4,517	*	*
Less: Net Income (Loss) Attributable to Noncontrolling Interests	26	29	(53)	11	14	23	29	26	34	113
Net Income Attributable to Merck & Co., Inc.	$1,705	$2,004	$895	$7,316	$11,920	$1,593	$906	$1,124	$781	$4,404	*	*
Earnings per Common Share Assuming Dilution	$0.57	$0.68	$0.31	$2.54	$4.07	$0.52	$0.30	$0.38	$0.26	$1.47	*	*

Average Shares Outstanding Assuming Dilution	2,971	2,949	2,911	2,880	2,928	3,053	3,010	2,960	2,959	2,996
Tax Rate	17.2%	-7.5%	43.5%	38.0%	30.9%	-4.3%	24.9%	24.6%	33.5%	18.5%

* 100% or greater

Sum of quarterly amounts may not equal year-to-date amounts due to rounding.

MERCK & CO., INC.
CONSOLIDATED STATEMENT OF INCOME
GAAP TO NON-GAAP RECONCILIATION
FOURTH QUARTER 2013
(AMOUNTS IN MILLIONS, EXCEPT PER SHARE FIGURES)
(UNAUDITED)
Table 2c

		Acquisition and
		Divestiture-	Restructuring	Adjustment
	GAAP	Related Costs (1)	Costs (2)	Subtotal		Non-GAAP

Sales	$11,319					$11,319

Costs, Expenses and Other
Materials and production	4,607	1,301	253	1,554		3,053
Marketing and administrative	2,982	32	81	113		2,869
Research and development	1,836	15	63	78		1,758
Restructuring costs	565		565	565		—
Equity income from affiliates	(53)					(53)
Other (income) expense, net	157					157
Income Before Taxes	1,225	(1,348)	(962)	(2,310)		3,535
Taxes on Income	410			(492	)(3)	902
Net Income	815			(1,818)		2,633
Less: Net Income Attributable to Noncontrolling Interests	34					34
Net Income Attributable to Merck & Co., Inc.	$781			$(1,818)		$2,599
Earnings per Common Share Assuming Dilution	$0.26					$0.88

Average Shares Outstanding Assuming Dilution	2,959					2,959
Tax Rate	33.5%					25.5%

Merck is providing non-GAAP information that excludes certain items because of the nature of these items and the impact they have on the analysis of underlying business performance and trends. Management believes that providing this information enhances investors’ understanding of the company’s performance. This information should be considered in addition to, but not in lieu of, information prepared in accordance with GAAP.

(1) Amounts included in materials and production costs reflect expenses of $1.1 billion for the amortization of intangible assets recognized as a result of mergers and acquisitions, as well as $156 million of impairment charges on product intangibles. Amounts included in marketing and administrative expenses reflect merger integration costs. Amounts included in research and development expenses represent in-process research and development (“IPR&D”) impairment charges.

(2) Amounts primarily include employee separation costs and accelerated depreciation associated with facilities to be closed or divested related to actions under the company’s formal restructuring programs.

(3) Represents the estimated tax impact on the reconciling items.

MERCK & CO., INC.
CONSOLIDATED STATEMENT OF INCOME
GAAP TO NON-GAAP RECONCILIATION
FULL YEAR 2013
(AMOUNTS IN MILLIONS, EXCEPT PER SHARE FIGURES)
(UNAUDITED)
Table 2d

		Acquisition and
		Divestiture-	Restructuring	Certain Other	Adjustment
	GAAP	Related Costs (1)	Costs (2)	Items	Subtotal		Non-GAAP

Sales	$44,033						$44,033

Costs, Expenses and Other
Materials and production	16,954	5,176	446		5,622		11,332
Marketing and administrative	11,911	94	145		239		11,672
Research and development	7,503	279	101		380		7,123
Restructuring costs	1,709		1,709		1,709		—
Equity income from affiliates	(404)						(404)
Other (income) expense, net	815			(13)	(13)		828
Income Before Taxes	5,545	(5,549)	(2,401)	13	(7,937)		13,482
Taxes on Income	1,028				(1,898	)(3)	2,926
Net Income	4,517				(6,039)		10,556
Less: Net Income Attributable to Noncontrolling Interests	113						113
Net Income Attributable to Merck & Co., Inc.	$4,404				$(6,039)		$10,443
Earnings per Common Share Assuming Dilution	$1.47						$3.49

Average Shares Outstanding Assuming Dilution	2,996						2,996
Tax Rate	18.5%						21.7%

Merck is providing non-GAAP information that excludes certain items because of the nature of these items and the impact they have on the analysis of underlying business performance and trends. Management believes that providing this information enhances investors’ understanding of the company’s performance. This information should be considered in addition to, but not in lieu of, information prepared in accordance with GAAP.

(1) Amounts included in materials and production costs reflect expenses of $4.7 billion for the amortization of intangible assets recognized as a result of mergers and acquisitions, as well as $486 million of impairment charges on product intangibles. Amounts included in marketing and administrative expenses reflect merger integration costs. Amounts included in research and development expenses represent in-process research and development (“IPR&D”) impairment charges.

(2) Amounts primarily include employee separation costs and accelerated depreciation associated with facilities to be closed or divested related to actions under the company’s formal restructuring programs.

(3) Represents the estimated tax impact on the reconciling items, as well as net benefits of approximately $325 million related to the settlements of certain federal income tax issues.

MERCK & CO., INC.
FRANCHISE / KEY PRODUCT SALES
FOURTH QUARTER 2014
(AMOUNTS IN MILLIONS)
Table 3a

	Global			U.S.			International
	4Q 2014	4Q 2013	% Change	4Q 2014	4Q 2013	% Change	4Q 2014	4Q 2013	% Change

TOTAL SALES (1)	$10,482	$11,319	-7	$4,088	$4,519	-10	$6,394	$6,800	-6
PHARMACEUTICAL	9,370	9,760	-4	3,786	3,761	1	5,584	5,999	-7
Primary Care and Women’s Health
Cardiovascular
Zetia	662	716	-8	382	400	-4	281	317	-11
Vytorin	370	436	-15	145	182	-21	225	253	-11
Diabetes
Januvia	1,082	1,121	-3	570	552	3	512	569	-10
Janumet	570	503	13	255	228	12	315	275	14
General Medicine & Women’s Health
NuvaRing	191	193	-1	127	123	4	64	70	-9
Implanon / Nexplanon	123	120	2	71	62	15	52	59	-11
Dulera	132	95	39	125	91	38	7	5	58
Follistim AQ	102	101	1	38	23	68	64	78	-18
Hospital and Specialty
Hepatitis
Peglntron	81	124	-34	2	11	-79	79	113	-30
Victrelis	21	81	-74		25	*	21	57	-63
HIV
Isentress	418	442	-5	218	249	-13	201	192	4
Acute Care
Cancidas	175	183	-4	8	9	-14	168	175	-4
Invanz	139	128	9	70	66	6	69	62	12
Noxafil	122	98	25	54	43	24	69	55	26
Bridion	95	82	15				95	82	15
Primaxin	86	79	9	2	3	-35	84	76	11
Immunology
Remicade	557	620	-10				557	620	-10
Simponi	188	146	29				188	146	29
Other
Cosopt / Trusopt	25	103	-76	4	3	25	21	100	-79
Oncology
Emend	151	134	13	84	80	6	67	54	24
Temodar	86	111	-23	3	17	-82	83	95	-12
Keytruda	50	0	*	44	0	*	6	0	*
Diversified Brands
Respiratory
Nasonex	268	327	-18	148	174	-15	120	153	-21
Singulair	319	298	7	21	16	32	298	282	6
Clarinex	52	55	-6	6	5	31	46	50	-9
Other
Cozaar / Hyzaar	192	246	-22	8	9	-10	184	237	-22
Arcoxia	118	131	-9				118	131	-9
Fosamax	112	139	-20	4	4	-15	108	135	-20
Propecia	67	77	-13	5	6	-28	62	70	-12
Zocor	64	79	-19	6	7	-14	58	73	-20
Remeron	56	56	-1	1	3	-61	55	54	2
Vaccines
Gardasil	356	394	-10	244	248	-1	112	146	-23
ProQuad, M-M-R II and Varivax	366	273	34	296	238	24	70	35	*
Zostavax	285	264	8	225	210	7	60	54	11
Pneumovax 23	346	241	44	199	176	13	148	65	*
RotaTeq	169	129	31	119	88	34	51	41	24
Other Pharmaceutical (2)	1,174	1,435	-18	302	410	-26	869	1,023	-15
ANIMAL HEALTH	885	871	2	211	198	7	674	673

CONSUMER CARE (3)	16	390	-96		254	*	16	137	-88
Claritin OTC	1	92	-99		66	*	1	26	-96

Other Revenues (4)	211	298	-29	92	307	-70	119	(9)	*
Astra		193	*		193	*

* 100% or greater

(1) Only select products are shown.

(2) Includes Pharmaceutical products not individually shown above. Other Vaccines sales included in Other Pharmaceutical were $88 million and $101 million on a global basis for fourth quarter 2014 and 2013, respectively.

(3) On October 1, 2014, the company divested the Consumer Care business to Bayer. Fourth quarter 2014 reflect sales in Mexico and Korea. These markets had not yet received regulatory approval of the divestiture.

(4) Other revenues are comprised primarily of alliance revenue, third-party manufacturing sales and miscellaneous corporate revenues, including revenue hedging activities. On October 1, 2013, the company divested a substantial portion of its third-party manufacturing sales. On June 30, 2014, AstraZeneca exercised its option to buy Merck’s interest in a subsidiary and through it, Merck’s interest in Nexium and Prilosec. As a result, the company no longer records supply sales for these products. Fourth quarter 2013 includes $50 million of revenue for the out-license of a pipeline compound.

MERCK & CO., INC.
FRANCHISE / KEY PRODUCT SALES
FULL YEAR 2014
(AMOUNTS IN MILLIONS)
Table 3b

	Global			U.S.			International
	Full Year 2014	Full Year 2013	% Change	Full Year 2014	Full Year 2013	% Change	Full Year 2014	Full Year 2013	% Change

TOTAL SALES (1)	$42,237	$44,033	-4	$17,071	$18,246	-6	$25,166	$25,787	-2
PHARMACEUTICAL	36,042	37,437	-4	14,214	14,854	-4	21,827	22,582	-3
Primary Care and Women’s Health
Cardiovascular
Zetia	2,650	2,658		1,475	1,454	1	1,175	1,204	-2
Vytorin	1,516	1,643	-8	555	673	-18	961	970	-1
Diabetes
Januvia	3,931	4,004	-2	2,123	2,068	3	1,809	1,935	-7
Janumet	2,071	1,829	13	931	878	6	1,140	951	20
General Medicine & Women’s Health
NuvaRing	723	686	5	461	426	8	262	260	1
Implanon / Nexplanon	502	403	25	291	205	42	211	197	7
Dulera	460	324	42	437	309	42	24	15	54
Follistim AQ	412	481	-14	142	181	-22	270	300	-10
Hospital and Specialty
Hepatitis
PegIntron	381	496	-23	18	43	-57	363	453	-20
Victrelis	153	428	-64	1	158	*	153	270	-43
HIV
Isentress	1,673	1,643	2	843	882	-4	830	761	9
Acute Care
Cancidas	681	660	3	22	31	-28	659	630	5
Invanz	529	488	8	265	252	6	263	236	11
Noxafil	402	309	30	148	106	40	254	203	25
Bridion	340	288	18				340	288	18
Primaxin	329	335	-2	6	18	-69	323	317	2
Immunology
Remicade	2,372	2,271	4				2,372	2,271	4
Simponi	689	500	38				689	500	38
Other
Cosopt / Trusopt	257	416	-38	6	16	-66	251	400	-37
Oncology
Emend	553	507	9	312	293	7	240	214	13
Temodar	350	708	-51	8	304	-97	342	404	-15
Keytruda	55	0	*	48	0	*	7	0	*
Diversified Brands
Respiratory
Nasonex	1,099	1,335	-18	577	681	-15	522	654	-20
Singulair	1,092	1,196	-9	39	61	-36	1,053	1,135	-7
Clarinex	232	235	-1	24	19	32	208	216	-4
Other
Cozaar / Hyzaar	806	1,006	-20	28	35	-20	778	971	-20
Arcoxia	519	484	7				519	484	7
Fosamax	470	560	-16	16	20	-20	454	540	-16
Propecia	264	283	-7	19	25	-23	245	258	-5
Zocor	258	301	-14	21	24	-15	237	276	-14
Remeron	193	206	-6	4	6	-38	189	200	-5
Vaccines
Gardasil	1,738	1,831	-5	1,319	1,295	2	419	536	-22
ProQuad, M-M-R II and Varivax	1,394	1,306	7	1,191	1,172	2	203	134	52
Zostavax	765	758	1	619	653	-5	146	105	39
Pneumovax 23	746	653	14	516	491	5	230	162	42
RotaTeq	659	636	4	476	471	1	183	166	11
Other Pharmaceutical (2)	4,778	5,570	-14	1,273	1,603	-21	3,503	3,966	-12
ANIMAL HEALTH	3,454	3,362	3	788	856	-8	2,666	2,506	6

CONSUMER CARE (3)	1,547	1,894	-18	1,058	1,326	-20	489	568	-14
Claritin OTC	434	471	-8	324	410	-21	110	61	79

Other Revenues (4)	1,194	1,340	-11	1,011	1,209	-16	183	131	40
Astra	465	920	-50	465	920	-50

* 100% or greater

(1) Only select products are shown.

(2) Includes Pharmaceutical products not individually shown above. Other Vaccines sales included in Other Pharmaceutical were $379 million and $368 million on a global basis for full year 2014 and 2013, respectively.

(3) On October 1, 2014, the company divested the Consumer Care business to Bayer.

(4) Other revenues are comprised primarily of alliance revenue, third-party manufacturing sales and miscellaneous corporate revenues, including revenue hedging activities. On October 1, 2013, the company divested a substantial portion of its third-party manufacturing sales. On June 30, 2014, AstraZeneca exercised its option to buy Merck’s interest in a subsidiary and through it, Merck’s interest in Nexium and Prilosec. As a result, the company no longer records supply sales for these products. Other revenues in full year 2014 include $232 million of revenue recognized in connection with the sale of U.S. Saphris rights. Full year 2013 includes $50 million of revenue for the out-license of a pipeline compound.

MERCK & CO., INC.
PHARMACEUTICAL GEOGRAPHIC SALES

(AMOUNTS IN MILLIONS)
(UNAUDITED)
Table 3c

	2014					2013					% Change	% Change
	1Q 2014	2Q 2014	3Q 2014	4Q 2014	Full Year	1Q 2013	2Q 2013	3Q 2013	4Q 2013	Full Year	4Q	Full Year

TOTAL PHARMACEUTICAL	$8,451	$9,087	$9,134	$9,370	$36,042	$8,891	$9,310	$9,475	$9,760	$37,437	-4	-4

United States	3,130	3,462	3,837	3,786	14,214	3,256	3,689	4,148	3,761	14,854	1	-4
% Pharmaceutical Sales	37.0%	38.1%	42.0%	40.4%	39.4%	36.6%	39.6%	43.8%	38.5%	39.7%

Europe (1)	2,478	2,537	2,297	2,269	9,581	2,465	2,343	2,276	2,535	9,619	-10	0
% Pharmaceutical Sales	29.3%	27.9%	25.2%	24.2%	26.6%	27.7%	25.2%	24.0%	26.0%	25.7%

Japan	835	859	730	965	3,389	1,034	948	893	1,074	3,949	-10	-14
% Pharmaceutical Sales	9.9%	9.5%	8.0%	10.3%	9.4%	11.6%	10.2%	9.4%	11.0%	10.5%

Asia Pacific	809	840	878	910	3,438	822	874	799	870	3,365	5	2
% Pharmaceutical Sales	9.6%	9.2%	9.6%	9.7%	9.5%	9.2%	9.4%	8.4%	8.9%	9.0%

China	282	309	318	332	1,242	271	297	242	293	1,103	13	13

Latin America	538	668	673	678	2,557	596	676	628	667	2,567	2	0
% Pharmaceutical Sales	6.4%	7.3%	7.4%	7.2%	7.1%	6.7%	7.3%	6.6%	6.8%	6.9%

Eastern Europe/Middle East Africa	415	459	443	500	1,817	439	479	431	534	1,883	-7	-4
% Pharmaceutical Sales	4.9%	5.1%	4.9%	5.3%	5.0%	4.9%	5.1%	4.5%	5.5%	5.0%

Canada	200	218	218	218	854	245	257	253	276	1,030	-21	-17
% Pharmaceutical Sales	2.4%	2.4%	2.4%	2.3%	2.4%	2.8%	2.8%	2.7%	2.8%	2.8%

Other	46	44	58	44	192	34	45	47	43	170	2	13
% Pharmaceutical Sales	0.5%	0.5%	0.6%	0.5%	0.5%	0.4%	0.5%	0.5%	0.4%	0.5%

(1) Europe primarily represents all European Union countries and the European Union accession markets.

MERCK & CO., INC.
FOURTH QUARTER AND FULL YEAR 2014
EQUITY INCOME / JV SALES / OTHER (INCOME) EXPENSE, NET - GAAP
(AMOUNTS IN MILLIONS)

(UNAUDITED)
Table 4

EQUITY INCOME FROM AFFILIATES

	4Q14	4Q13	Dec YTD 2014	Dec YTD 2013
ASTRAZENECA LP (1)	$—	$50	$192	$352
Other (2)	16	3	65	52
TOTAL	$16	$53	$257	$404

(1) Effective July 1, 2014, the company no longers records equity income from AstraZeneca LP.

(2) Includes results for Sanofi Pasteur MSD.

SANOFI PASTEUR MSD JOINT VENTURE SALES DETAIL

All sales reported here are end-market JV sales, presented on a “NET” basis.

	4Q14	4Q13	Dec YTD 2014	Dec YTD 2013
GARDASIL	$56	$70	$248	$291
FLU VACCINES	67	69	159	162
ZOSTAVAX	6	27	103	68
OTHER VIRAL VACCINES	20	25	87	104
ROTATEQ	17	14	65	55
HEPATITIS VACCINES	11	8	38	31
Other Vaccines	126	122	430	453
TOTAL SANOFI PASTEUR MSD SALES	$303	$335	$1,130	$1,164

OTHER (INCOME) EXPENSE, NET

	4Q14	4Q13	Dec YTD 2014	Dec YTD 2013
INTEREST INCOME	$(76)	$(75)	$(266)	$(264)
INTEREST EXPENSE	164	201	732	801
EXCHANGE LOSSES	65	12	180	290
Other, net (1)	(10,771)	19	(12,002)	(12)
TOTAL	$(10,618)	$157	$(11,356)	$815

(1) Other, net in the fourth quarter and full year of 2014 includes an $11.2 billion gain on the divestiture of Merck’s Consumer Care business and a $628 million loss on the extinguishment of debt. Other, net for the full year of 2014 also includes a $741 million gain on AstraZeneca’s option exercise and gains of $480 million on the sale of certain ophthalmic products in several international markets.